UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 12, 2012

UGI Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	1-11071	23-2668356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

460 No. Gulph Road, King of Prussia, Pennsylvania		19406
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 610 337-1000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

UGI Corporation (the “Company”) is filing this Current Report on Form 8-K as a result of discussions with the Securities and Exchange Commission (“SEC”) Staff regarding the applicable calculation and interpretation of the purchase price test, which is one of the three significance tests in Rule 1-02(w) of Regulation S-X. Effective January 12, 2012, the Company’s consolidated, less than majority-owned subsidiary, AmeriGas Partners, L.P. (“AmeriGas”), a publicly-held limited partnership engaged in the retail propane distribution business, acquired Heritage Operating, L.P. and its general partner and subsidiaries and Titan Energy Partners, L.P. and its general partner and subsidiaries (collectively, “Heritage Propane”), the subsidiaries of Energy Transfer Partners, L.P. (“ETP”) that operated ETP’s propane operations. The consideration that AmeriGas paid for Heritage Propane was $1.47 billion in cash (after adjustments for working capital, cash, the amount of indebtedness of Heritage Propane outstanding and certain excess sales proceeds resulting from ETP’s sale of Heritage Propane’s former cylinder exchange business) and the issuance of 29,567,362 common units of AmeriGas with a fair value of approximately $1.1 billion as of the date of the acquisition. AmeriGas reported this acquisition on a Current Report on Form 8-K dated January 12, 2012 and filed required historical financial statements of Heritage Propane and pro forma financial information on a timely basis. As a result of AmeriGas’s acquisition, the Company’s ownership interest in AmeriGas decreased from 44% to 29%. Heritage Propane was not significant to the Company under either the asset test in Rule 1-02(w)(2), which required a comparison of the Company’s proportionate share in Heritage Propane to the Company’s total assets, or the pre-tax income test in Rule 1-02(w)(3), which required a comparison of the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of Heritage Propane, excluding non-controlling interests, to the Company’s comparable income excluding non-controlling interests. In its calculation under the purchase price test, the Company made adjustments to account for the Company’s ownership interest in AmeriGas. The SEC Staff disagreed with the Company’s adjustment to take into account its actual ownership interest in AmeriGas and concluded that the purchase price test must be calculated as a comparison of 100% of the purchase price paid by AmeriGas, as calculated under generally accepted accounting principles in the United States, to the Company’s total assets, notwithstanding the Company’s 44% interest in AmeriGas prior to its acquisition of Heritage Propane and the Company’s 29% interest in AmeriGas after the acquisition. Based on the SEC Staff’s calculation method with respect to the purchase price test, Heritage Propane was significant to the Company under the purchase price test at a level that requires the filing of two years of financial statements. The Company is filing this Current Report on Form 8-K as a result of the SEC Staff’s views.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The explanatory note set forth above is incorporated into Item 2.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The Audited Combined Financial Statements of Heritage Operating, L.P. and Subsidiaries and Titan Energy Partners, L.P. and Subsidiaries as of December 31, 2011 and 2010, and for the years ended December 31, 2011, 2010 and 2009.

(b) Pro Forma Financial Information

The Unaudited Pro Forma Condensed Combined Statement of Income Information of UGI Corporation and subsidiaries for the year ended September 30, 2012.

(d) Exhibits

23.1 Consent of Grant Thornton LLP.

99.1 Audited Combined Financial Statements of Heritage Operating, L.P. and Subsidiaries and Titan Energy Partners, L.P. and Subsidiaries as of December 31, 2011 and 2010, and for the years ended December 31, 2011, 2010 and 2009.

99.2 Unaudited Pro Forma Condensed Combined Statement of Income for the year ended September 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGI Corporation
July 12, 2013	By: Kirk R. Oliver

/s/ Kirk R. Oliver
Name: Kirk R. Oliver
Title: Chief Financial Officer

Exhibit Index

23.1	Consent of Grant Thornton LLP.

99.1	Audited Combined Financial Statements of Heritage Operating, L.P. and Subsidiaries and Titan Energy Partners, L.P. and Subsidiaries as of December 31, 2011 and 2010, and for the years ended December 31, 2011, 2010 and 2009.

99.2	Unaudited Pro Forma Condensed Combined Statement of Income for the year ended September 30, 2012.